FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Tracy Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.tracy@wright.com
Wright Medical Group N.V. Announces Preliminary Fourth Quarter
and Full-Year 2017 Net Sales

Fourth Quarter 2017 Net Sales of Approximately $218 Million

Full-Year 2017 Net Sales of Approximately $745 Million At High-End Of
Company’s Previously Provided 2017 Guidance Range

Company to Present Today at J.P. Morgan Healthcare Conference at 7:30 a.m. Pacific Time

AMSTERDAM, The Netherlands - January 8, 2018 - Wright Medical Group N.V. (NASDAQ: WMGI) today announced preliminary, unaudited fourth quarter and full-year 2017 net sales results. Unless otherwise noted, all net sales growth rates in this release are stated on a constant currency basis, which includes the benefit of the extra four business selling days in the fourth quarter of fiscal year 2017.

The company expects net sales for the fourth quarter of 2017 to be approximately $217.6 million, representing growth of 12.7% as reported and 11.2% on a constant currency basis, including the benefit from the extra four business selling days, which the company estimates to be approximately 4.5%. For the full-year 2017, the company expects net sales to be approximately $745.0 million, representing growth of approximately 8% as reported and on a constant currency basis, including the extra four business selling days. These preliminary, unaudited financial results for the quarter and year ended December 31, 2017 are based on current expectations and are subject to quarter-end closing adjustments; actual results may differ.

Robert Palmisano, president and chief executive officer, commented, “Our preliminary fourth quarter results represent an outstanding performance in our U.S. upper extremities business. This performance was driven by the launch of our PERFORM Reversed glenoid and continued contribution from our SIMPLICITI shoulder system. We anticipate that our ongoing PERFORM Reversed launch and accelerating adoption of the recently acquired BLUEPRINT enabling technology will continue to drive strong shoulder sales growth in 2018.”

Palmisano further commented, “As anticipated, we did not see any benefit in the fourth quarter in our U.S. lower extremities business from the sales force expansion. Additionally, we had some supply constraints primarily related to a third-party coating vendor in the fourth quarter, which we believe have been addressed. However, this affected our total ankle business during the fourth quarter. As previously discussed, we will continue to focus on improving our execution and building our physician relationships to restore growth in our core U.S. lower extremities business and expect to see improvement in 2018 as our larger sales footprint, new products, new reps and expanding relationships begin to take effect.”

Wright plans to report its full financial results and provide more detail for its fourth quarter and full-year 2017 financial results, as well as issue its 2018 financial guidance, after the market closes on Tuesday, February 27, 2018, to be followed by its quarterly conference call at 3:30 p.m. Central Time that day.

Wright Medical to Present Today at J.P. Morgan Healthcare Conference

Wright’s management will present today, January 8, 2018, at the J.P. Morgan Healthcare Conference at 7:30 a.m. Pacific Time. A live audio webcast of the conference presentation and the Q&A session, along with the accompanying presentation materials, will be available on Wright’s corporate website at www.wright.com, under the “Investors” link. The presentation materials, as well as the reconciliations of its non-GAAP financial measures, will be posted prior to the presentation as soon as practicable after the issuance of this press release. The audio webcast and accompanying presentation materials will be archived on this site under the “Investor Presentations” link following the conference.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency. The company's management believes that the presentation of these measures provides useful information to investors. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, the preliminary and unaudited net sales results for fourth quarter and full year of 2017 and statements about the company’s anticipated strong shoulder sales growth in 2018 and anticipated improvement in 2018 as its larger sales footprint, new products, new reps and expanding relationships begin to take effect. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, risks that Wright’s final net sales results will deviate from the preliminary, unaudited net sales results in this release; the failure of the company’s recent U.S. sales force addition; continued supply constraints; focus on core product portfolio and incentives to drive U.S. lower extremities and biologics sales or delay in realization thereof; the failure to integrate the legacy Wright and Tornier businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated benefits from approval of AUGMENT® Bone Graft; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with the subsequent metal-on-metal settlement agreements and ability to obtain the additional new insurance proceeds contingent thereon; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 25, 2016 filed by Wright with the SEC on February 23, 2017 and subsequent SEC filings by Wright, including its Quarterly Report on Form 10-Q for the quarter ended September 24, 2017 filed by Wright with the SEC on November 2, 2017. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three months ended			Fiscal year ended
	December 31, 2017	December 25, 2016	% change	December 31, 2017	December 25, 2016	% change
U.S.
Lower extremities	66,816	64,064	4.3%	228,044	222,936	2.3%
Upper extremities	71,685	55,462	29.3%	239,965	201,579	19.0%
Biologics	21,814	21,436	1.8%	78,361	74,603	5.0%
Sports med & other	2,242	2,103	6.6%	8,141	8,429	(3.4)%
Total U.S.	$162,557	$143,065	13.6%	$554,511	$507,547	9.3%

International
Lower extremities	16,101	16,717	(3.7)%	58,473	62,701	(6.7)%
Upper extremities	28,093	24,261	15.8%	94,699	86,502	9.5%
Biologics	6,784	5,079	33.6%	22,276	18,883	18.0%
Sports med & other	4,067	3,901	4.3%	15,030	14,729	2.0%
Total International	$55,045	$49,958	10.2%	$190,478	$182,815	4.2%

Global
Lower extremities	82,917	80,781	2.6%	286,517	285,637	0.3%
Upper extremities	99,778	79,723	25.2%	334,664	288,081	16.2%
Biologics	28,598	26,515	7.9%	100,637	93,486	7.6%
Sports med & other	6,309	6,004	5.1%	23,171	23,158	0.1%
Total sales	$217,602	$193,023	12.7%	$744,989	$690,362	7.9%

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended December 31, 2017 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	4%	(9%)	(4%)	2%	3%
Upper extremities	29%	9%	16%	23%	25%
Biologics	2%	30%	34%	7%	8%
Sports med & other	7%	(3%)	4%	0%	5%
Total net sales	14%	4%	10%	11%	13%

	Fiscal year ended December 31, 2017 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	2%	(7%)	(7%)	0%	0%
Upper extremities	19%	8%	9%	16%	16%
Biologics	5%	17%	18%	8%	8%
Sports med & other	(3%)	2%	2%	0%	0%
Total net sales	9%	4%	4%	8%	8%